UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 19, 2013

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio1-238531-0258470

(State or Other Jurisdiction of Incorporation)           (Commission File Number)           (IRS Employer Identification No.)

1065 Woodman Drive,  Dayton,  Ohio45432

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

oWritten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

oSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

oPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On September 19, 2013, The Dayton Power and Light Company (the “Company”) entered into a 47th Supplemental Indenture to its First and Refunding Mortgage, dated as of September 1, 2013, with the Bank of New York Mellon, as Trustee (the “Trustee”).  The Company also entered into a Registration Rights Agreement as described below in Item 2.03 of this Form 8-K.  The information reported below in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Creation of a Direct Financial Obligation.

On September 19, 2013, the Company completed the refinancing of $445,000,000 of 1.875% First Mortgage Bonds Series Due 2016 (the “Bonds”).  The Bonds have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The proceeds of the Bonds will be used in part to repay at maturity on October 1, 2013 the existing $470,000,000 of 5.125% First Mortgage Bonds Series Due 2013.  To secure the repayment of its obligations, the Company entered into a 47th Supplemental Indenture to its First and Refunding Mortgage with the Trustee for the issuance of the Bonds.

Payments of interest on the Bonds are payable on March 15 and September 15 of each year.  Principal on the Bonds is payable on the maturity date, which is September 15, 2016.  The Company has also agreed to register the Bonds under the Act by filing a registration statement or shelf registration with the Securities and Exchange Commission pursuant to a Registration Rights Agreement.  Failure to timely register the Bonds in accordance with the terms of the Registration Rights Agreement will result in increased interest on the Bonds until a registration of the Bonds is effective.

The Company may redeem the Bonds at any time prior to maturity at a redemption price equal to a Make-Whole Amount defined as the greater of (i) 100% of the principal amount of the Bonds being redeemed or (ii) as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on the Bonds from the redemption date to the stated maturity date of the Bonds discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate plus 20 basis points.

The foregoing descriptions of the terms of the Registration Rights Agreement and the 47th Supplemental Indenture to the First and Refunding Mortgage are qualified in their entirety by reference to the Registration Rights Agreement and the 47th Supplemental Indenture that are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 9.01(d).Exhibits.

4.1

Registration Rights Agreement, dated as of September 19, 2013, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

4.2	47th Supplemental Indenture to the First and Refunding Mortgage, dated as of September 1, 2013, by and between the Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company.

Safe Harbor Disclosure

This report contains forward-looking statements within the meaning of the Securities Act and of the Securities Exchange Act. Such forward-looking statements include, but are not limited to, those related to repayment of our existing $470,000,000 of 5.125% First Mortgage Bonds Series Due 2013 with the proceeds from the Bonds.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute DP&L’s current expectations based on reasonable assumptions.  Any forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors.  Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2012 Annual Report on Form 10-K filed on February 26, 2013.  Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any security holder who desires a copy of DPL’s and DP&L’s 2012 Annual Report on Form 10-K with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432.  Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date:   September 25,  2013

/s/ Michael S. Mizell

Name:  Michael S. Mizell

Title:    Senior Vice President and

General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1

Registration Rights Agreement, dated as of September 19, 2013, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

E
4.2	47th Supplemental Indenture to the First and Refunding Mortgage, dated as of September 1, 2013, by and between the Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company.	E